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                             MID-STATE RACEWAY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(315) 829-2201                 Mid-State Raceway
                                  VERNON DOWNS
                          Vernon, New York 13476-0860
   FRANK O. WHITE, JR.
       PRESIDENT
          AND
CHIEF EXECUTIVE OFFICER



April 14, 1997

TO THE SHAREHOLDERS OF MID-STATE RACEWAY, INC.:

A Special Meeting of Shareholders of Mid-State Raceway, Inc. will be held on May 6, 1997 at 10:00 A.M. in the Miracle Mile Room of the lower clubhouse at Vernon Downs, Vernon, New York at the request of Mrs. Patrick Bennett, President of Standardbred Enterprises Limited.

Standardbred Enterprises Limited is the record owner of 135,606 shares of common stock of the Company (approximately 54% of the outstanding stock), and pursuant to the Company's Bylaws, which permit shareholders holding 25% or more of the outstanding shares to call a special shareholders meeting, Mrs. Bennett has made a demand for a special meeting. Originally, Mrs. Bennett had demanded other revisions to the Company's Bylaws, including, among others, an amendment to provide for the removal of directors without cause and replacement with new directors by action of shareholders holding more than 50% of the outstanding stock. Based on advice of legal counsel, the Company has agreed to call the meeting at Mrs. Bennett's request based upon the agenda set forth in the attached Notice of Meeting.

Based on the agenda items for the Special Meeting and the Company's desire to minimize costs associated with holding the Meeting, the Company will not be soliciting proxies from shareholders in connection with the Meeting.


                                      Yours sincerely,

                                      /s/ Frank O. White, Jr.
                                      Frank O. White, Jr.
                                      President and Chief Executive Officer






          Gold Cup Racing Over One of Harness Racing's Fastest Tracks

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

     A Special Meeting of Shareholders of MID-STATE RACEWAY, INC. (the "Company") will be held in the Miracle Mile Room of the lower clubhouse, Vernon Downs, Vernon, New York 13476 on Tuesday, May 6, 1997 at 10:00 A.M. to consider the following agenda at the request of Mrs. Patrick Bennett, President of Standardbred Enterprises Limited.

     1. To vote on a proposed amendment to the Company's Bylaws presented by Mrs. Bennett to delete Section 28 of the Bylaws which provides as follows:

               Section 28. POWER OF DIRECTORS TO AMEND, ETC. The Board of Directors shall have power to make, amend and repeal the Bylaws of the Corporation, by vote of a majority of all the Directors, at any regular or special meeting of the Board.

     2. For management to present to the shareholders a detailed financial plan and budget for 1997.

     3. For the Board of Directors to set the date for the annual shareholders meeting for 1997, to be held in June 1997 pursuant to the Company's existing Bylaws.

     4. For management to answer questions by shareholders concerning the operations of the Company.

     Only shareholders of record at the close of business on April 4, 1997 are entitled to notice and to vote at the meeting. On April 4, 1997, 250,386 shares of Common Stock were issued and outstanding, with each share entitled to one vote. Due to time constraints, the full Board of Directors has not acted on this request for a Special Meeting of Shareholders. This notice is being issued at the direction of the Executive Committee, which may exercise the powers of the Board of Directors.

                                         By Order of the Executive Committee,

                                         /s/ James J. Moran

                                         James J. Moran
                                         Vice President and Secretary

Dated: April 14, 1997

                             INFORMATION STATEMENT

     This Information Statement is being sent to shareholders of Mid-State Raceway, Inc. (the "Company"), pursuant to SEC Rule 14c-2, in connection with a Special Shareholders Meeting called by Mrs. Patrick Bennett on behalf of Standardbred Enterprises Limited on May 6, 1997 at 10:00 a.m. at the Miracle Mile Room of the lower clubhouse, Vernon Downs, Vernon, New York. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The only item to be voted upon at the meeting is the proposed amendment to the Bylaws of the Company to delete Section 28 of the Bylaws. This proposed amendment has been submitted by Mrs. Bennett apparently to limit the ability of the Board of Directors to amend the Bylaws of the Company. Management of the Company does not believe the deletion of Section 28 will have a significant affect on the powers of the Board of Directors, although it will limit the flexibility of the Board to respond quickly to changing circumstances which may require an amendment to the Bylaws.

     To be effective, the proposed amendment of the Bylaws must be approved by a majority of the shares present and voting at the Special Meeting.

                         STOCK OWNERSHIP OF MANAGEMENT

     The following provides information regarding the beneficial ownership of the Company's common stock by its directors and all directors and executive officers of the Company as a group.

                                                    Common Shares
                Name of Director                Beneficially Owned (a)
                ----------------                ----------------------
                Robert W. Jaquint                        378
                Carl J. Eilenberg                        100
                James E. Raymonda                        100
                Jerome M. Wilson                       3,138-5/6
                Frank O. White                         1,794
                Douglas Burch                              0
                Frank O. White, Jr.                    1,142
                James J. Moran                           100
                David H. Brown                           358
                Robert V. McSweeney                       10

                Jeremiah Law                           1,010
                David Slyman, Sr.                          0

                All directors and officers as a
                group (including 12 individuals
                named above)                           8,130-5/6 or 3.25%

     (a) The percentage of Common Stock beneficially owned by each director is less than 1%, except with respect to Mr. Wilson, whose percentage ownership is 1.25%. Mr. Wilson's stated holding include 1,151 shares held by Mr. Wilson's wife, as to which he disclaims beneficial ownership.


                       PRINCIPAL HOLDERS OF COMMON STOCK

     At the close of business on April 4, 1997, the Company had outstanding 250,386 shares of Common Stock. No person or group is known by the Company to beneficially own more than five percent (5%) of the Company's Common Stock except as set forth in the following table.

                                       Amount and Nature
         Name and Address of             of Beneficial        Percent of
           Beneficial Owner                Ownership             Class
         -------------------           -----------------      ----------
    Standardbred Enterprises, Ltd           135,606               54%
    3837 Peterboro Road
    Oneida, NY  13421

CHANGE OF CONTROL

     A change of control in the stock ownership of the Company has occurred from Patrick R. Bennett to his wife, Gwen Bennett based upon the transfer of beneficial ownership of Company common stock constituting a majority interest. The information disclosed in this section, in accordance with SEC Rule 14c-2, is taken from the Schedule 13D filed by Gwen Bennett, and the Company has not confirmed or verified the current status of these matters.

     As disclosed in the Schedule 13D filed on April 30, 1996, Standardbred Enterprises Limited ("Standardbred Enterprises") acquired 126,657 shares of the Company's common stock as of December 28, 1995 from Patrick R. Bennett for the purchase price of $1,950,000. Gwen Bennett, wife of Patrick R. Bennett, owns 100% of the stock and is President of Standardbred Enterprises. As sole consideration for the transfer of the

126,657 shares, Patrick R. Bennett received a promissory note from Standardbred Enterprises in the amount of $196,000 annually on December 31, 1996, 1997, and 1998 and a final payment of principal and interest of $2,145,000 on December 30, 1999. The Schedule 13D does not disclose the existence of any pledge, voting arrangement, or other security given by Standardbred Enterprises in connection with issuing the Note for $1,950,000 to acquire the shares.

CERTAIN RELATED TRANSACTIONS

     In 1994, the Company entered into a lease agreement with a partnership that includes the Company's former majority shareholder, Patrick R. Bennett, and the current majority shareholder, Mrs. Patrick R. Bennett. Pursuant to the lease agreement, the Company leases a portion of its real property for the purpose of permitting the lessee to operate a hotel adjacent to the Company's facilities. The term of the lease is for 20 years, with renewal options for an additional 20 years. Anytime during the lease, or any renewal period of the lease, the Company may elect to assume all of the lessee's duties, obligations, rights and responsibilities under the lease with respect to the hotel. Lease payments during the initial 20 year period are $10,000 per year.

                                 OTHER MATTERS

     The management is not aware of any other matters to be presented at the meeting.

                                         By Order of the Executive Committee

                                         /s/ James J. Moran

                                         James J. Moran
                                         Vice President and Secretary

Dated: April 14, 1997